                                                                 Exhibit (a)(10)

 RICOH (R)                                                                LANIER
IMAGE COMMUNICATION

-----------------------------------------------------------------
OUR PARTNERSHIP
-----------------------------------------------------------------

LANIER                                                        RICOH (R)
                                                             IMAGE COMMUNICATION


     A New Partnership to Address the Document Management Solutions Demands
                               of the New Century.

 RICOH (R)                                                                LANIER
IMAGE COMMUNICATION

-----------------------------------------------------------------
RICOH TO ACQUIRE LANIER WORLDWIDE
-----------------------------------------------------------------

- Ricoh offers $3.00 in cash for each share of Lanier stock. Net cash price $260 Million.

- Ricoh to absorb Lanier's debt incurred to enable the spin-off from Harris.

-     Total value of acquisition is about $910 million.

-     This means, "business as usual". Lanier name and brand to remain.

-     Approved by both Ricoh & Lanier's Board of Directors.

 RICOH (R)                                                                LANIER
IMAGE COMMUNICATION

-----------------------------------------------------------------
WHY ?
-----------------------------------------------------------------

-     Ricoh gains a premier global sales and service organization.

-     Ricoh increases their presence in facilities management services.

- The marriage of Lanier's distribution strengths and National/Global accounts with Ricoh's technical innovations and manufacturing skills creates a formidable company.

- Lanier's infrastructure of Customer Vision Center and Help Desk operations combined with our E Business initiatives are key assets that will helps us reach the marketplace.

 RICOH (R)                                                                LANIER
IMAGE COMMUNICATION

-----------------------------------------------------------------
WHAT DOES THIS MEAN TO LANIER CUSTOMERS?
-----------------------------------------------------------------

-     Continued outstanding Service and Support from Lanier Worldwide.

- Strength, stability and technology leadership of Ricoh corporation now integrated with Lanier

- Capabilities of Lanier and Ricoh join together to form the Global company best positioned to address Document Management Solutions.

- Lanier's E Business initiatives will make us to the easiest company to do business with in the industry and we will work with our Global Accounts to explore common E Business opportunities.

 RICOH (R)                                                                LANIER
IMAGE COMMUNICATION

-----------------------------------------------------------------
WHAT DOES THIS MEAN TO LANIER CUSTOMERS? - CONTINUED
-----------------------------------------------------------------

- Lanier Professional Service offers a complete portfolio of "services" that will enhance our ability to support our customers.

-     Lanier/Ricoh become a dominant leader in our industry

-     Global presence of our combined companies is unsurpassed in our business

- Lanier will continue our relationship with other suppliers (HP, Toshiba) etc...

- Our long term, time tested relationships with some of the World's largest companies (see attached slide from the Lanier Story) point out how well we understand the needs and requirements of Global Accounts

 RICOH (R)                                                                LANIER
IMAGE COMMUNICATION

-----------------------------------------------------------------
ABOUT RICOH
-----------------------------------------------------------------

-     A Dominant Player in the Document Management Industry

      o     Founded in 1935

      o     67,300 employees worldwide

      o     $14 billion in sales

      o     60% of revenue is from copiers

      o     Overall copier market share leader in Japan

 RICOH (R)                                                                LANIER
IMAGE COMMUNICATION

-----------------------------------------------------------------
ABOUT RICOH (CONTINUED)
-----------------------------------------------------------------

-     Ricoh is Financially Solid

      o     Net income of $407 million last year

      o     $15 billion in assets

      o     $1 billion in free cash flow last year

      o $1.1 billion in cash and cash equivalents at the end of recent fiscal year

 RICOH (R)                                                                LANIER
IMAGE COMMUNICATION

-----------------------------------------------------------------
RICOH NET INCOME GROWTH HISTORY
-----------------------------------------------------------------


                                  [BAR CHART]

 RICOH (R)                                                                LANIER
IMAGE COMMUNICATION

-----------------------------------------------------------------
ABOUT RICOH (CONTINUED)
-----------------------------------------------------------------

-     Ricoh: A Powerful Brand Name

      o     Manufacturing facilities throughout the world

      o     3rd largest manufacturer of copiers

      o     Leader in the digital copier transition

                                          [Lanier Logo]

            Time Tested Customer Relationships



Premier       ChurchPlaza.com    SEARS       LLOYDS TSB
 [LOGO]           [LOGO]         [LOGO]        [LOGO]
9 years          10 years       14 years      15 years

DuPont        DaimlerChrysler    State Farm       3M
[LOGO]             [LOGO]          [LOGO]        [LOGO]
9 years           28 years        30 years      50 years



                           Your document management partner